UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________

FORM 8-K

CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 19, 2015

CHROMADEX CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	000-53290	26-2940963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10005 Muirlands Boulevard, Suite G, Irvine, California, 92618
(Address of principal executive offices, including zip code)

(949) 419-0288
 (Registrant's telephone number, including area code)

Copies to:
Harvey Kesner, Esq.
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 19, 2015, ChromaDex, Inc. (“ChromaDex”), a California corporation and wholly owned subsidiary of ChromaDex Corporation, a Delaware corporation (the “Registrant”), entered into an Exclusive License and Supply Agreement (the “Agreement”) with Suntava, Inc. (“Suntava”). Under the terms of the Agreement, Suntava granted to ChromaDex an exclusive, worldwide, royalty-bearing right and license to use its purple corn husk hybrid variety (or HHV), in addition to related intellectual property and technology used for manufacturing a high concentration anthocyanin extract (the “Licensed IP”), in a specified field of use.

The Agreement has an initial five year term that renews automatically for successive two year terms unless otherwise terminated.  Either party may terminate the Agreement if the other party breaches the Agreement or for other reasons typical of transactions of this nature.  As consideration for the license granted, ChromaDex will make a cash payment to Suntava. Additionally, ChromaDex will pay Suntava annual royalties on net sales and a minimum annual running royalty payment.  Chromadex also agreed that each harvest it shall purchase from Suntava, at a purchase price to be negotiated in good faith between the two parties prior to each farming season, all biomass from the purple corn HHV produced by Suntava in that harvest.

ChromaDex has agreed to use commercially reasonable efforts to effectively commercialize and market the purple corn HHV and Licensed IP for use in manufacturing an ingredient for the dietary supplements, skin care, cosmetics, pharmaceuticals, food and beverage, or solar panel markets.

The foregoing is a summary of the material terms of the Agreement and does not purport to be complete. You should read the complete Agreement, which shall be attached as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended July 4, 2015 and, when filed, such Agreement shall be incorporated by reference herein. The Registrant will seek confidential treatment for certain terms of the Agreement at the time of filing such Quarterly Report.

ITEM 7.01	REGULATION FD DISCLOSURE

On May 21, 2015, the Registrant issued a press release announcing entry into the Agreement.  A copy of the press release is appended hereto as Exhibit 99.1 and is incorporated herein by reference.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any registration statement or other document pursuant to the Securities Act, except as expressly set forth in such filing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits.

Exhibit No.	Description

99.1	Press Release

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 21, 2015

CHROMADEX CORPORATION By: /s/ Frank L. Jaksch Jr. Name: Frank L. Jaksch Jr. Title: Chief Executive Officer